Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 44, National Trust 296,  California Trust 192, Florida Trust 112 and Maryland Trust 122:

We consent to the use of our report dated February 26, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

KPMG LLP

New York, New York
February 26, 2002